Exhibit 99.2

Collegium to Acquire Ironshore Therapeutics July 29, 2024 | Nasdaq: COLL

Forward - Looking Statements This presentation contains forward - looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 . We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward - looking statements . Examples of forward - looking statements contained in this presentation include, among others, statements related to the acquisition of Ironshore Therapeutics and the anticipated timing and benefits thereof, the anticipated financial impact of the acquisition of Ironshore Therapeutics, our expectations for Jornay PM revenues, to our full - year 2024 financial guidance, including projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts . Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others : risks related to our ability to complete the transaction on the proposed terms and schedule or at all ; the failure (or delay) to receive the required regulatory approvals relating to the transaction ; risks related to our ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period ; the risk that the businesses will not be integrated successfully ; disruption from the transaction making it more difficult to maintain business and operational relationships ; negative effects of this announcement or the consummation of the proposed acquisition on the market price of our common stock and/or operating results ; risks related to significant transaction costs or the acquisition of unknown liabilities ; the risk of litigation and/or regulatory actions related to the proposed acquisition ; risks related to future opportunities and plans for Ironshore and Jornay PM, including uncertainty of the expected financial performance of Jornay PM ; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products ; our ability to commercialize and grow sales of our products ; our ability to manage our relationships with licensors ; the success of competing products that are or become available ; our ability to maintain regulatory approval of our products, and any related restrictions, limitations, and/or warnings in the label of our products ; the size of the markets for our products, and our ability to service those markets ; our ability to obtain reimbursement and third - party payor contracts for our products ; the rate and degree of market acceptance of our products ; the costs of commercialization activities, including marketing, sales and distribution ; changing market conditions for our products ; the outcome of any patent infringement or other litigation that may be brought by or against us ; the outcome of any governmental investigation related to our business ; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory ; our ability to obtain funding for our operations and business development ; regulatory developments in the U . S .; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products ; our ability to comply with stringent U . S . and foreign government regulation in the manufacture of pharmaceutical products, including U . S . Drug Enforcement Agency, or DEA, compliance ; our customer concentration ; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing . These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q and other filings with the SEC . Any forward - looking statements that we make in this presentation speak only as of the date of this presentation . We assume no obligation to update our forward - looking statements whether as a result of new information, future events or otherwise, after the date of this presentation . Non - GAAP Financial Measures To supplement our financial results presented on a GAAP basis, we have included information about certain non - GAAP financial measures . We believe the presentation of these non - GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year - over - year basis and manage our budgeting and forecasting . In addition, certain non - GAAP financial measures, primarily Adjusted EBITDA, are used to measure performance when determining components of annual compensation for substantially all non - sales force employees, including senior management . In this presentation, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis . Adjusted EBITDA Adjusted EBITDA is a non - GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock - based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations . Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies . There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as : • adjusted EBITDA excludes depreciation and amortization, and, although these are non - cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA ; • we exclude stock - based compensation expense from adjusted EBITDA although : ( i ) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy ; and (ii) if we did not pay out a portion of our compensation in the form of stock - based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position ; • adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs ; • adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes ; • adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments ; • we exclude impairment expenses from adjusted EBITDA and, although these are non - cash expenses, the asset(s) being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA ; • we exclude restructuring expenses from adjusted EBITDA . Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions . The amount and/or frequency of these restructuring expenses are not part of our underlying business ; • we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates . This does not include our legal fees to defend claims, which are expensed as incurred ; • we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business . Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee - related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition related expenses incurred ; • we exclude recognition of the step - up basis in inventory from acquisitions (i . e . , the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business ; and • we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis . Adjusted Operating Expenses Adjusted operating expenses is a non - GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock - based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations . Adjusted Net Income and Adjusted Earnings Per Share Adjusted net income is a non - GAAP financial measure that represents GAAP net income or loss adjusted to exclude significant income and expense items that are non - cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments . Adjusted earnings per share is a non - GAAP financial measure that represents adjusted net income per share . Adjusted weighted - average shares - diluted is calculated in accordance with the treasury stock, if - converted, or contingently issuable accounting methods, depending on the nature of the security . The Company has not provided a reconciliation of its full - year 2024 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward - looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10 (e)(1)( i )(B) of Regulation S - K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock - based compensation expense, acquisition related expense and litigation settlements . These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted . While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period . A reconciliation of adjusted EBITDA or adjusted operating expenses would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors . 2

Strategic Rationale Michael Heffernan, Chairman and Interim President & Chief Executive Officer

Highly Accretive Commercial - Stage Acquisition With Strong Growth Potential Building a Leading, Diversified Specialty Pharmaceutical Company Maximize Pain Portfolio 4 • Conduct disciplined business development focused on commercial - stage, durable assets • Pay down debt • Opportunistically return capital to shareholders Capital Deployment Priorities Strong Q2’24 Pain Portfolio Net Revenue Growth $136M $145M Q2'23 Q2'24 +7% DELIVER ON FINANCIAL COMMITMENTS STRATEGICALLY DEPLOY CAPITAL

Ironshore Acquisition Aligns with All Strategic Objectives x Differentiated, commercial - stage assets to diversify specialty pharmaceutical portfolio Addition of Jornay PM ® establishes a commercial presence in neurology (ADHD) with a highly differentiated product, diversifying portfolio x Significant revenue and growth potential Jornay PM net revenue expected to be >$100M in 2024 with potential to become the leading growth driver for Collegium x Durable with exclusivity into 2030s 16 Orange Book - listed patents, with expiries in 2032 Expected to be immediately accretive to adjusted EBITDA at closing 5 Collegium to leverage core competencies: commercial execution and track record of efficiently and successfully integrating commercial acquisitions to maximize potential of Jornay PM

Commercial Opportunity Scott Dreyer, Executive Vice President & Chief Commercial Officer

7 Expanding Commercial Presence into Neurology • Highly differentiated central nervous system (CNS) stimulant prescription medicine for the treatment of attention deficit hyperactivity disorder (ADHD) in people six years of age and older in the U.S. • Only stimulant ADHD medication with convenient evening dosing , eliminating need to dose during the day at work or at school • Sustained absorption in colon that allows for flexible, dose - dependent duration of effect • Predictable onset upon waking with smooth symptom control throughout the day , reducing need for short - acting stimulant add - on and eliminating need for immediate release component

Jornay PM Poised for Rapid Growth in the ADHD Market

LARGE AND EXPANDING ADHD MARKET

+5%

CAGR in total ADHD prescriptions from 2019-2023

STRONG PRESCRIBER BASE & MARKET ACCESS

~15K

Prescribers per month

~80%

Coverage across commercial and Medicaid

SIGNIFICANT GROWTH IN JORNAY PRESCRIPTIONS


+58%
490K
310K
2022
2023

+32%

Year-over-year growth in H1'24

COMMERCIAL OPPORTUNITY

- **Establishes presence** in new therapeutic area with unmet need
- **Leverage proven commercial execution capabilities** to drive growth
- Jornay PM has potential to become **leading growth driver** in portfolio

Collegium PHARMACEUTICAL

8

Financial Overview & Transaction Details Colleen Tupper, Executive Vice President & Chief Financial Officer

Transaction Details Consideration • Collegium to acquire all outstanding shares of Ironshore for $525M in cash • Potential $25M in additional consideration if Jornay PM net revenue exceeds a defined threshold in 2025 Financing • Funded by existing Collegium cash on hand and $646M 5 - year term loan from Pharmakon with annual interest rate of SOFR+450bps after September 30, 2024 (SOFR+750bps prior to September 30, 2024) and amortized over 5 years; new term loan will replace the existing Collegium term loan from Pharmakon • Favorable terms that reduce interest rate on existing debt by 300 basis points, longer term, lower amortization and increased prepayment flexibility Pro Forma Leverage • Expect net leverage to be less than 2x at year end based on estimated 2024 pro forma combined adjusted EBITDA Expected Accretion • Expect transaction to be immediately accretive to adjusted EBITDA at closing and highly accretive to 2025 adjusted EBITDA Timing • Closing expected in the third quarter of 2024, subject to customary closing conditions 10

Closing Remarks Michael Heffernan, Chairman and Interim President & Chief Executive Officer

12 Creating Long - Term Value Through Operational Execution 12 DELIVER ON Financial commitments of top - and bottom - line growth: • Integrate and maximize the full potential of Jornay PM • Achieve record revenue, adjusted EBITDA and net income • Generate record free cash flow STRATEGICALLY Deploy capital in a disciplined manner: • Execute on business development through integration of Ironshore • Pay down debt • Opportunistically return capital to shareholders through share repurchases Creating value for shareholders by: x Growing revenue x Increasing profitability x Generating strong cash flows x Strategically deploying capital

Q&A